UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2008

CODA OCTOPUS GROUP, INC.
(Name of Small Business Issuer in its Charter)

Delaware	000-52815	34-200-8348
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization		Identification Number)

164 West, 25th Street, 6th Floor, New York
New York 10001
(Address, Including Zip Code of Principal Executive Offices)

(212) 924-3442
(Issuer's telephone number)

(Former name or former address, if changed since last report)

Copies to:
Marc J. Ross, Esq.
Louis A. Brilleman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a meeting of the Board of Directors of Coda Octopus Group, Inc., the Board elected two new members to the Board to fill two vacancies effective July 10, 2008.

Faith Griffin was elected to Board as an independent member and was also appointed Chairman of the Audit Committee of the Board of Directors. Until 2002, Ms. Griffin (58) was an institutional research analyst and, subsequently, an investment banker, with a focus on emerging technology companies, including entities involved in the design, manufacturing and marketing of computers, software, communications and semiconductors. Since 2002, she has served as a business consultant to several emerging technology companies. Since 2005, she has served as a member of the Board of Directors of Enherent Corp., a publicly traded company in the information services and solutions field. Ms. Griffin holds a BA in Mathematics from Franklin & Marshall College and an MBA in Finance from New York University.

Frank B. Moore has served as Senior Vice President, Government Relations of the Company since May 2006. Mr. Moore is also a Director of the Company’s key subsidiary, Colmek. Since December, 2001, Mr. Moore has served as Chairman of Ulysses Financial, a company engaged in private equity financing. Between January 1977 and January 1981, Mr. Moore served as Assistant to the President of the United States. His chief responsibility was the Administration’s relations with Congress. Mr. Moore reported directly to the President and also worked on international matters such as the Panama Canal Treaty and the Strategic Arms Limitations Talks (S.A.L.T. II). Prior to his position in the White House, Mr. Moore served as Assistant, and later as Chief of Staff, to the Governor of Georgia, Jimmy Carter. Between July, 1982 and September, 1998, Mr. Moore was Vice President for Government Affairs and Public Policy for Waste Management. Mr. Moore earned his BBA from the University of Georgia and completed the Advanced Management Program at Harvard Business School.

As directors, both Ms. Griffin and Mr. Moore will receive $20,000 per annum (consisting of a $12,500 basic fee plus $1,875 per meeting, for up to four meetings per year with additional meetings to be paid for at a rate of $500 per meeting). Ms. Griffin will also receive $4,000 per year for her membership of the Audit Committee. Each will also receive a grant of 200,000 shares of common stock, to be issued over a period of 24 months. In addition, Ms. Griffin and Mr. Moore will be granted a five year option to purchase 200,000 shares of common stock and 50,000 shares at $1.30 per share, respectively. Further, each will receive an annual grant of 50,000 options (with a strike price to be determined at the time of grant).

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements.

None.

(b)	Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated; July 10, 2008

Coda Octopus Group, Inc.

/s/ Jody Frank
By: Chief Financial Officer